                                                                    Exhibit 99.1


For Immediate Release

                       AMB Property Corporation Announces

                           Third Quarter 2001 Results


Highlights


    - Earnings per share (EPS) for the quarter were $0.34, reflecting a 12.8% decline from the third quarter 2000; year-to-date EPS increased 10.4% to $1.17


    - Adjusted EPS (before gains and extraordinary and one-time items) increased 6.3% from the third quarter of 2000 to $0.34


    - Funds from operations (FFO) per share increased 6.8% from the third quarter 2000 to $0.63


    - Same store net operating income (NOI) growth was 6.7% for the quarter and 7.2% year-to-date


    - Occupancy was 96.6% in the industrial portfolio, up from 95.9% at June 30, 2001


    - Industrial acquisitions totaled $118.1 million and dispositions totaled $97.3 million including $57.2 million of retails assets


    -   Repurchased 1.0 million shares of common stock


    - AMB Institutional Alliance Fund II announces $195 million of third party equity commitments

San Francisco, October 8, 2001 - AMB Property Corporation (NYSE: AMB) today reported earnings per share (EPS) of $0.34 for the third quarter 2001, a 12.8% decline from the third quarter of 2000. Adjusted EPS (before gains and extraordinary and one-time items) was $0.34 for the quarter, reflecting a 6.3% increase over the third quarter of 2000. Year-to-date EPS increased 10.4% to $1.17 and adjusted EPS increased 5.1% to $1.03.

"I am very pleased with our strong results in this difficult operating environment. Our overall same store net operating income grew by 6.7% compared to the third quarter of 2000. Our top eight hub and gateway markets, which account for 72.7% of our total revenues, outperformed our entire portfolio with 9.6% same store NOI growth. Our strategy of focusing on the supply constrained submarkets of our hub and gateway markets helped us achieve portfolio-wide occupancy of 96.6% and increase rents by 14.4%. The San Francisco Bay Area came in as our strongest market with an overall occupancy of 99.0%," stated Hamid Moghadam, chairman & chief executive officer. "As we have said before, we anticipate that it will become increasingly difficult to continue to produce operating results at this level, however we will continue to work hard to outperform on a relative basis."

Earnings growth for the quarter was positively impacted by the sale of a value-added conversion project by AMB's subsidiary, Headlands Realty, of $1.3 million. Gains on dispositions of operating properties of $8.8 million was offset by unrealized losses taken against two retail assets held for sale totaling $10.0 million. In the third quarter 2000, AMB recognized gains of $5.8 million. Growth in earnings before gains and extraordinary and one-time items was driven by continued strong operating performance at the company's industrial properties. Same store cash basis NOI growth was 6.7% with a 16.8% increase in same store base rents on lease renewals and rollovers during the quarter, and 65.7% tenant retention at the same store properties. Year-to-date same store NOI growth was 7.2%. Rent increases on renewals and rollovers during the quarter for the entire industrial portfolio were 14.4% and tenant retention was

68.4%. Occupancy for the industrial portfolio was 96.6%, up from 95.9% at the end of the second quarter. The eight hub and gateway markets had occupancy of 97.0%.

Funds from operations (FFO) per fully diluted share were $0.63, including $0.01 per share of gains from Headlands Realty, and reflecting an increase of 6.8% over the third quarter of 2000. Excluding these gains FFO per share was $0.61, an increase of 3.4% over 2000. FFO growth for the quarter was offset by $0.04 from dilution of dispositions and contributions to co-investment ventures earlier in 2001. Year-to-date FFO per share decreased 4.1% to $1.64, negatively impacted by non-cash charges for impairment reserves of $0.23 per share. Excluding the charges, year-to-date FFO per share increased 9.4% to $1.87.

"Since the beginning of the year, AMB has continued to build liquidity by raising private equity capital, disposing of non-core assets and opportunistically raising long-term capital which has resulted in a reduction of our debt-to-book capitalization ratio by 170 basis points," stated W. Blake Baird, president. "It is important to be well positioned with a strong balance sheet in an economic downturn, and we believe this liquidity, including more than $250 million of cash on hand, will enable AMB to execute on opportunities in both the real estate and capital markets."

In the third quarter, AMB purchased 16 industrial buildings totaling 1.7 million square feet for $118.1 million and disposed of $97.3 million of non-core assets, including the largest remaining retail asset for $52.9 million. Industrial development completions totaled 336,000 square feet for $26.8 million, and retail development deliveries totaled 229,000 square feet for $38.9 million. The remaining industrial development commitments through 2003 total $204.6 million, down $49.6 million since the second quarter, and are 43% pre-leased with 67% of the total estimated investment funded. AMB's development commitments represent only 4.2% of total assets.

AMB Institutional Alliance Fund II, a multi-investor fund including pension funds, foundations, endowments and private individuals that co-invest alongside AMB, announced an additional $36 million of private equity capital commitments subsequent to June 30, 2001, bringing the expected total capitalization of Fund II to $487 million when combined with debt financings and AMB's 20% equity investment. Fund II had $136 million invested in operating properties at September 30, 2001.

During the quarter, AMB issued $40 million of fixed rate perpetual preferred units at a coupon of 7.95% and sold $25 million of 10-year notes at a fixed rate of 6.75%. At the end of the quarter, AMB had no outstanding borrowings on its $500 million line of credit. AMB repurchased 1.0 million shares of its common stock for $24.7 million. Under the company's previously announced $100 million share repurchase program, AMB has repurchased a total of 2.5 million common shares in the open market for $52.6 million.

AMB will hold its third quarter 2001 conference call tomorrow, October 9, 2001 at 2:00 p.m. EDT (11:00 a.m. PDT). Stockholders and interested parties may access a webcast of the call through AMB's website or a broadcast of the call by dialing (719) 457-2629 reservation code 562979. For those who are not able to listen to the live broadcast, a replay will be available for one week following the call through AMB's website or by dialing (719) 457-0820, reservation code 562797.

AMB Property Corporation is one of the leading owners and operators of industrial real estate nationwide. As of September 30, 2001, AMB owned, managed and had renovation and development projects totaling 92.6 million square feet and 996 buildings in 26 metropolitan markets. AMB targets High Throughput Distribution(TM) properties - industrial properties located in major distribution markets near airports, seaports and ground transportation systems. These HTD(TM) facilities are built for speed and benefit from barriers to entry due to their supply-constrained locations and proximity to large customer bases. AMB -- A tradition of nontraditional thinking(TM).

######

    This press release contains forward-looking statements about business strategy and future plans, which are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements involve numerous risks and uncertainties and should not be relied upon as predictions of future events. The events or circumstances reflected in our forward-looking statements might not occur. In particular, a number of factors could cause AMB's actual results to differ materially from those anticipated, including, among other things, defaults on or non-renewal of leases by tenants, increased interest rates and operating costs, AMB's failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in effecting acquisitions, AMB's failure to successfully integrate acquired properties and operations, AMB's failure to timely reinvest proceeds from any such dispositions, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, AMB's inability to obtain necessary permits and public opposition to these activities), AMB's failure to qualify and maintain its status as a real estate investment trust under the Internal Revenue Code, environmental uncertainties, risks related to natural disasters, financial market fluctuations, risks arising from the California energy shortage, changes in real estate and zoning laws and increases in real property tax rates. AMB's success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation and population changes. For further information on these and other factors that could impact AMB and the statements contained herein, reference should be made to AMB's filings with the Securities and Exchange Commission, including AMB's quarterly report on Form 10-Q for the quarter ended June 30, 2001.


                           CONSOLIDATED BALANCE SHEETS
                             (dollars in thousands)

                                                                                   AS OF
                                                    -------------------------------------------------------------------
                                                    SEPTEMBER 30,       JUNE 30,          MARCH 31,        DECEMBER 31,
                                                        2001              2001              2001               2000
                                                    -------------      -----------       -----------       ------------
ASSETS
Investments in real estate:
  Total investments in properties                    $ 4,433,847       $ 4,361,498       $ 4,084,799       $ 4,026,597
  Accumulated depreciation                              (239,144)         (213,923)         (202,188)         (177,467)
                                                     -----------       -----------       -----------       -----------
    Net investments in properties                      4,194,703         4,147,575         3,882,611         3,849,130
  Investment in unconsolidated joint ventures             85,707            83,865            85,317            80,432
  Properties held for divestiture, net                   106,054            96,209           236,746           197,146
                                                     -----------       -----------       -----------       -----------
    Net investments in real estate                     4,386,464         4,327,649         4,204,674         4,126,708
Cash and cash equivalents                                256,872           176,584           152,224            42,722
Mortgage receivables                                      92,232            92,250           121,297           115,969
Accounts receivable, net                                  68,811            68,982            67,482            69,874
Investments in affiliated companies (1)                       --                --            47,285            35,731
Investments in other companies, net (2)                       --                --            15,343            15,965
Other assets                                              27,245            56,700            29,839            18,657
                                                     -----------       -----------       -----------       -----------
     TOTAL ASSETS                                    $ 4,831,624       $ 4,722,165       $ 4,638,144       $ 4,425,626
                                                     ===========       ===========       ===========       ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Secured debt                                         $ 1,102,801       $ 1,058,247       $ 1,014,054       $   940,276
Unsecured senior debt securities                         780,000           755,000           755,000           680,000
Unsecured credit facility                                     --                --            94,000           216,000
Alliance Fund II credit facility                         125,000            98,100                --                --
Other liabilities                                        197,377           201,031           177,915           147,042
                                                     -----------       -----------       -----------       -----------
    Total liabilities                                  2,205,178         2,112,378         2,040,969         1,983,318
Minority interests:
  Preferred units                                        381,834           342,966           342,911           318,053
  Minority interests                                     477,224           476,937           457,372           356,325
                                                     -----------       -----------       -----------       -----------
    Total minority interests                             859,058           819,903           800,283           674,378
Stockholders' equity:
  Common stock                                         1,671,288         1,693,784         1,700,792         1,671,830
  Preferred stock                                         96,100            96,100            96,100            96,100
                                                     -----------       -----------       -----------       -----------
    Total stockholders' equity                         1,767,388         1,789,884         1,796,892         1,767,930
                                                     -----------       -----------       -----------       -----------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY      $ 4,831,624       $ 4,722,165       $ 4,638,144       $ 4,425,626
                                                     ===========       ===========       ===========       ===========

--------------------------------------------------------------------------------

(1) On May 31, 2001, the Company acquired all of the voting stock of Headlands Realty Corporation and its Investment Management Division. The Company began consolidating Headlands Realty Corporation and its Investment Management Division for financial reporting purposes effective May 31, 2001.

(2) Net of impairment reserves totaling $23.2 million at September 30, 2001, and June 30, 2001, $7.2 million at March 31, 2001, and $2.5 million at December 31, 2000.

--------------------------------------------------------------------------------

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (dollars in thousands, except share data)


                                                              FOR THE QUARTERS ENDED              FOR THE NINE MONTHS ENDED
                                                                   SEPTEMBER 30,                         SEPTEMBER 30,
                                                         -------------------------------       -------------------------------
                                                             2001               2000               2001               2000
                                                         ------------       ------------       ------------       ------------
REVENUES
Rental revenues (1)                                      $    146,089       $    118,493       $    421,425       $    337,356
Equity in earnings of unconsolidated joint ventures             1,636              1,447              4,365              4,006
Investment management income (2)                                2,340                940              8,022              2,160
Interest and other income                                       5,392                491             12,505              1,651
                                                         ------------       ------------       ------------       ------------
  Total revenues                                              155,457            121,371            446,317            345,173
OPERATING EXPENSES
Property operating                                             35,349             27,394            101,909             77,455
Interest, including amortization (3)                           32,996             22,562             94,754             62,906
Depreciation and amortization (4)                              38,961             23,312             93,138             65,135
General, administrative, and other (2)                          8,796              5,987             26,180             17,322
Loss on investments in other companies                             --                 --             20,758                 --
                                                         ------------       ------------       ------------       ------------
  Total expenses                                              116,102             79,255            336,739            222,818
                                                         ------------       ------------       ------------       ------------
     Income from operations                                    39,355             42,116            109,578            122,355
Minority interests:
  Preferred units                                              (7,423)            (6,206)           (21,626)           (17,778)
  Minority interests                                          (10,556)            (6,879)           (26,324)           (14,899)
                                                         ------------       ------------       ------------       ------------
     Total minority interests                                 (17,979)           (13,085)           (47,950)           (32,677)
                                                         ------------       ------------       ------------       ------------
     Net income before gain from disposition of
       real estate                                             21,376             29,031             61,628             89,678
Gains on developments held for sale                             1,341                 --              1,341                 --
Gain from disposition of real estate, net of
       minority interests                                       8,773              5,815             43,332              6,220
                                                         ------------       ------------       ------------       ------------
     Net income before extraordinary items                     31,490             34,846            106,301             95,898
Extraordinary items (early debt extinguishments)                   87                 --               (351)                --
                                                         ------------       ------------       ------------       ------------
     Net income                                                31,577             34,846            105,950             95,898
Preferred stock dividends                                      (2,125)            (2,125)            (6,375)            (6,375)
                                                         ------------       ------------       ------------       ------------
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS              $     29,452       $     32,721       $     99,575       $     89,523
                                                         ============       ============       ============       ============
NET INCOME PER COMMON SHARE:
  Basic                                                  $       0.35       $       0.39       $       1.18       $       1.07
                                                         ============       ============       ============       ============
  Diluted                                                $       0.34       $       0.39       $       1.17       $       1.06
                                                         ============       ============       ============       ============
WEIGHTED AVERAGE COMMON SHARES:
  Basic                                                    84,395,107         84,115,613         84,135,158         83,937,884
                                                         ============       ============       ============       ============
  Diluted                                                  85,644,840         84,725,109         85,097,692         84,237,861
                                                         ============       ============       ============       ============


--------------------------------------------------------------------------------

(1) Includes straight-line rents of $4,113 and $1,815 for the quarters and $7,579 and $7,158 for nine months ended September 30, 2001 and 2000, respectively.

(2) On May 31, 2001, the Company acquired all of the voting stock of Headlands Realty Corporation and its Investment Management Division. The Company began consolidating Headlands Realty Corporation and its Investment Management Division for financial reporting purposes effective May 31, 2001.

(3) Net of capitalized interest of $3,616 and $4,330 for the quarters and $10,814 and $11,524 for the nine months ended September 30, 2001 and 2000, respectively.

(4) Includes unrealized losses on assets held for sale of $10.0 million for the quarter and nine months ended September 30, 2001.

--------------------------------------------------------------------------------

                CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS
                    (dollars in thousands, except share data)


                                                             FOR THE QUARTERS ENDED            FOR THE NINE MONTHS ENDED
                                                                   SEPTEMBER 30,                      SEPTEMBER 30,
                                                           -----------------------------     -----------------------------
                                                               2001             2000             2001             2000
                                                           ------------     ------------     ------------     ------------
INCOME FROM OPERATIONS                                     $     39,355     $     42,116     $    109,578     $    122,355

Gains on developments held for sale                               1,341               --            1,341               --
Real estate related depreciation and amortization:
  Total depreciation and amortization                            38,961           23,312           93,138           65,135
  FF& E Depreciation and ground lease amortization (1)             (483)            (223)          (1,456)            (857)
FFO attributable to minority interests (2)                      (13,393)          (4,262)         (29,119)          (9,569)

Adjustments to derive FFO from unconsolidated JV's: (3)
  Company's share of net income                                  (1,636)          (1,447)          (4,365)          (4,006)
  Company's share of FFO                                          2,235            1,941            6,488            5,488
Preferred stock dividends                                        (2,125)          (2,125)          (6,375)          (6,375)
Preferred units distributions                                    (7,423)          (6,206)         (21,626)         (17,778)
                                                           ------------     ------------     ------------     ------------

FUNDS FROM OPERATIONS                                      $     56,832     $     53,106     $    147,604     $    154,393
                                                           ============     ============     ============     ============

FFO PER COMMON SHARE AND UNIT:
  Basic                                                    $       0.63     $       0.59     $       1.65     $       1.72
                                                           ============     ============     ============     ============
  Diluted (4)                                              $       0.63     $       0.59     $       1.64     $       1.71
                                                           ============     ============     ============     ============

WEIGHTED AVERAGE COMMON SHARES AND UNITS:
  Basic                                                      89,550,154       89,898,511       89,300,512       89,804,970
                                                           ============     ============     ============     ============
  Diluted (4)                                                90,799,887       90,508,007       90,263,046       90,104,947
                                                           ============     ============     ============     ============

--------------------------------------------------------------------------------

(1) Includes an adjustment to reflect the Company's pro rata share of EBITDA from unconsolidated joint ventures.

(2) Adjusted to exclude charges of $20.8 million for impairment reserves taken on the Company's investments in other companies in the nine months ended September 30, 2001.

(3) Adjusted net income per share represents net income before gain/(loss) on property dispositions, extraordinary items, and other one-time items and charges, including a $10.0 million unrealized loss on assets held for sale.

(4) Includes charges of $20.8 million in the nine months ended September 30, 2001, for impairment reserves taken on the Company's investments in other companies. FFO excluding such reserves would have been $1.87, a 9.4% increase over the nine months ended September 30, 2000.

(5) Includes industrial and retail properties.

--------------------------------------------------------------------------------